Exhibit 99.1
Motorola Reports First-Quarter Financial Results
•	First-quarter sales of $5.4 billion

•	First-quarter GAAP net loss from continuing operations of $0.13 per share, including net charges of $0.05 per share from highlighted items, primarily related to cost-reduction initiatives

•	Increased annual 2009 cost-savings target by $200 million to $1.7 billion

•	Mobile Devices sales of $1.8 billion; shipped 14.7 million handsets

•	Home and Networks Mobility sales of $2.0 billion; operating earnings of $115 million

•	Enterprise Mobility Solutions sales of $1.6 billion; operating earnings of $156 million
SCHAUMBURG, Ill. — April 30, 2009 — Motorola, Inc. (NYSE: MOT) today reported sales of $5.4 billion in the first quarter of 2009. The total GAAP net loss in the first quarter of 2009 was $231 million, or $0.10 per share, which includes net income of $0.03 per share from discontinued operations. The GAAP net loss from continuing operations was $291 million, or $0.13 per share. The GAAP net loss from continuing operations includes net charges of $0.05 per share from highlighted items, primarily related to cost-reduction initiatives.
Total cash* at the end of the first quarter was $6.1 billion, down from $7.4 billion at the end of 2008. The cash decline was driven in large part by a $700 million reduction in accounts receivable sold and approximately $200 million in restructuring-related payments. The Company expects to generate positive cash flows in the second half of the year through improved earnings and continued working capital improvements.
Greg Brown, president and co-CEO of Motorola and CEO of Broadband Mobility Solutions, said, “Our Broadband Mobility Solutions businesses performed well in a challenging environment, by delivering value for our customers and adding to an already impressive portfolio of products. We will continue to manage our costs to ensure alignment with current market conditions. We are executing with operational and financial discipline while we make targeted investments for our future.”
Sanjay Jha, co-CEO of Motorola and CEO of Mobile Devices, added, “In the quarter at Mobile Devices, we implemented aggressive actions to reduce costs and also gained solid traction on improving operational effectiveness. Customer feedback on our smartphone roadmap remains very positive, and we plan to have differentiated Android-based devices in stores in time for the fourth-quarter holiday season. We significantly reduced the operating loss in Mobile Devices compared with the fourth quarter of 2008 and have increased the 2009 annual cost-reduction target to more than $1.3 billion.”

Operating Results
Mobile Devices segment sales were $1.8 billion, down 45 percent compared to the year-ago quarter. The GAAP operating loss was $509 million, compared to an operating loss of $418 million in the year-ago quarter. The segment reduced its operating loss sequentially from $595 million in the fourth quarter of 2008. During the quarter, Mobile Devices shipped 14.7 million handsets and estimates its share of the global handset market was 6.0 percent.
Mobile Devices highlights:
•	Continued progress on differentiated smartphone devices targeted to launch in the fourth quarter of 2009

•	Launched seven new phones, including three GSM devices, two 3G devices and two CDMA devices

•	Launched MOTOSURF A3100, featuring 3G and Wi-Fi; and Evoke QA4, Motorola’s latest social networking feature phone

•	Introduced and began shipping MOTO™ W233 Renew, the world’s first phone made with recycled plastics
Home and Networks Mobility segment sales were $2.0 billion, down 16 percent compared to the year-ago quarter. GAAP operating earnings were $115 million, compared to operating earnings of $153 million in the year-ago quarter.
Home and Networks Mobility highlights:
•	Shipped more than 4.3 million digital entertainment devices

•	Introduced industry’s first commercial receiver/decoder (IRD) to deliver three-channel MPEG-4 to MPEG-2 High Definition TV

•	Developed DVR solution with Time Warner using Tru2Way™ software that enables consumers to share content throughout the home

•	Announced major GSM network expansion awards with Mobily in Saudi Arabia and MTN Ghana

•	Continued momentum with launch of WiMAX network in Jordan and introduction of first WiMAX outdoor customer premise equipment (CPE) with integrated VoIP
Enterprise Mobility Solutions segment sales were $1.6 billion, down 11 percent compared to the year-ago quarter. GAAP operating earnings were $156 million, compared to operating earnings of $250 million in the year-ago quarter.
Enterprise Mobility Solutions highlights:
•	Celebrated delivery of one-millionth TETRA terminal

•	Expanded public safety portfolio with new ASTRO 25 Express system, a single-site Project 25 voice trunked system

•	Introduced MC55 enterprise digital assistant, empowering mobile workers by bringing data, voice and applications to the point of business activity

•	Secured public safety awards for State of Mississippi, Pernambuco State in Brazil and Danish Police

•	Completed sale of Biometrics business to SAFRAN

Second-Quarter 2009 Outlook
The Company’s outlook for the second quarter is a net loss from continuing operations of $0.03 to $0.05 per share. This outlook excludes charges associated with the Company’s operating expense reduction initiatives, as well as any other items of the variety typically highlighted by the Company in its quarterly earnings releases.
Consolidated GAAP Results
A comparison of results from operations is as follows:

	First Quarter
(In millions, except per share amounts)	2009	2008

Net sales	$5,371	$7,448
Gross margin	1,496	2,145
Operating loss	(449)	(269)
Loss from continuing operations**	(291)	(194)
Net loss**	(231)	(194)
Diluted earnings (loss) per common share:
Continuing operations	$(0.13)	$(0.09)
Discontinued operations	0.03	—

	$(0.10)	$(0.09)

Weighted average diluted common shares outstanding	2,280.5	2,257.0

**Amounts attributable to Motorola, Inc. common shareholders
Highlighted Items
The table of highlighted items for the first quarter of 2009 is as follows:

EPS Impact Exp/(Inc)

Reorganization of business and similar charges	0.07
Gain from the repurchase of long-term debt	(0.02)

$0.05

Conference Call and Webcast
Motorola will host its quarterly conference call beginning at 8:00 a.m. Eastern Time (USA) on Thursday, April 30, 2009. The conference call will be webcast live with audio and slides at www.motorola.com/investor.
Business Risks
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about: cost savings and financial impact from cost-reduction actions, levels of cash generation and consumption in 2009, the timing and impact of the launch of new products and Motorola’s financial outlook for the second quarter of 2009. Motorola cautions the reader that the risk factors below, as well as those on pages 18 through 30 in Item 1A of Motorola’s 2008 Annual Report on Form 10-K and in its other SEC filings, could cause Motorola’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to: (1) the Company’s ability to improve financial performance and increase market share in its Mobile Devices business, particularly in light of slowing demand in the global handset market; (2) the level of demand for the Company’s products, particularly in light of global economic conditions which may lead consumers, businesses and governments to defer purchases in response to tighter credit and negative financial news; (3) the Company’s ability to introduce new products and technologies in a timely manner; (4) the possible negative effects on the Company’s business operations, financial performance or assets as a result of its plan to create two independent, publicly traded companies; (5) unexpected negative consequences from the Company’s ongoing restructuring and cost reduction activities, including as a result of significant restructuring at the Mobile Devices business; (6) negative impact on the Company’s business from the ongoing global financial crisis and tightening in the credit markets, which may include: (i) the inability of customers to obtain financing for purchases of the Company’s products; (ii) the viability of the Company’s suppliers that may no longer have access to necessary financing; (iii) reduced value of investments held by the Company’s pension plan and other defined benefit plans; (iv) fair and/or actual value of the Company’s debt and equity investments differing significantly from the fair values currently assigned to them, including as a result of additional impairments in the Company’s Sigma Fund; (v) counterparty failures negatively impacting the Company’s financial position; (vi) difficulties or increased costs for the Company in obtaining financing; and (vii) the inability of the Company to sell accounts receivable and long-term receivables in volumes and on terms comparable to historical practices; (7) the economic outlook for the telecommunications and broadband industries; (8) the Company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (9) risks related to dependence on certain key suppliers; (10) the impact on the Company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (11) risks related to the Company’s high volume of manufacturing and sales in Asia; (12) the creditworthiness of the Company’s customers and distributors, particularly purchasers of large infrastructure systems; (13) variability in income received from licensing the Company’s intellectual property to others, as well as expenses incurred when the Company licenses intellectual property from others; (14) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (15) the impact of foreign currency fluctuations, including the negative impact of the strengthening U.S. dollar on the Company when competing for business in foreign markets; (16) the impact on the Company from continuing hostilities in countries where the Company does business; (17) the impact on the Company from ongoing consolidation in the telecommunications and broadband industries; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; and (20) negative consequences from the Company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Definitions
*”Total cash” equals Cash and cash equivalents plus Sigma fund (current and non-current) plus Short-term investments.
About Motorola
Motorola is known around the world for innovation in communications and is focused on advancing the way the world connects. From broadband communications infrastructure, enterprise mobility and public safety solutions to high-definition video and mobile devices, Motorola is leading the next wave of innovations that enable people, enterprises and governments to be more connected and more mobile. Motorola (NYSE: MOT) had sales of $30.1 billion in 2008. For more information, please visit www.motorola.com.
# # #
Media contact:
Rusty Brashear
Motorola, Inc.
+1 847-435-5320
BCH684@motorola.com
Investor contact:
Dean Lindroth
Motorola, Inc.
+1 847-576-6899
dean.lindroth@motorola.com

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	April 4, 2009	December 31, 2008	March 29, 2008
Net sales	$5,371	$7,136	$7,448
Costs of sales	3,875	5,014	5,303

Gross margin	1,496	2,122	2,145

Selling, general and administrative expenses	869	988	1,183
Research and development expenditures	847	1,008	1,054
Separation-related transaction costs	—	18	—
Other charges	158	1,708	94
Intangibles amortization and IPR&D	71	75	83

Operating loss	(449)	(1,675)	(269)

Other income (expense):
Interest income (expense), net	(35)	42	(2)
Gain (loss) on sales of investments and businesses, net	(20)	17	19
Other	70	(108)	(5)

Total other income (expense)	15	(49)	12

Loss from continuing operations before income taxes	(434)	(1,724)	(257)

Income tax expense (benefit)	(146)	1,932	(67)

Loss from continuing operations	(288)	(3,656)	(190)

Earnings from discontinued operations, net of tax	60	—	—

Net loss	(228)	(3,656)	(190)

Less: Earnings attributable to the noncontrolling interest	3	1	4

Net loss attributable to Motorola, Inc.	$(231)	$(3,657)	$(194)

Amounts attributable to Motorola, Inc. common shareholders
Loss from continuing operations, net of tax	$(291)	$(3,657)	$(194)
Earnings from discontinued operations, net of tax	60	—	—

Net loss	$(231)	$(3,657)	$(194)

Earnings (loss) per common share
Basic:
Continuing operations	$(0.13)	$(1.61)	$(0.09)
Discontinued operations	0.03	—	—

	$(0.10)	$(1.61)	$(0.09)

Diluted:
Continuing operations	$(0.13)	$(1.61)	$(0.09)
Discontinued operations	0.03	—	—

	$(0.10)	$(1.61)	$(0.09)

Weighted average common shares outstanding
Basic	2,280.5	2,273.8	2,257.0
Diluted	2,280.5	2,273.8	2,257.0

Dividends paid per share	$0.05	$0.05	$0.05

	Percentage of Net Sales*
Net sales	100%	100%	100%
Costs of sales	72.1%	70.3%	71.2%

Gross margin	27.9%	29.7%	28.8%

Selling, general and administrative expenses	16.2%	13.8%	15.9%
Research and development expenditures	15.8%	14.1%	14.2%
Separation-related transaction costs	0.0%	0.3%	0.0%
Other charges	2.9%	23.9%	1.3%
Intangibles amortization and IPR&D	1.3%	1.1%	1.1%

Operating loss	-8.4%	-23.5%	-3.6%

Other income (expense):
Interest income (expense), net	-0.7%	0.6%	0.0%
Gain (loss) on sales of investments and businesses, net	-0.4%	0.2%	0.3%
Other	1.3%	-1.5%	-0.1%

Total other income (expense)	0.3%	-0.7%	0.2%

Loss from continuing operations before income taxes	-8.1%	-24.2%	-3.5%
Income tax expense (benefit)	-2.7%	27.1%	-0.9%

Loss from continuing operations	-5.4%	-51.2%	-2.6%

Earnings from discontinued operations, net of tax	1.1%	0.0%	0.0%

Net loss	-4.2%	-51.2%	-2.6%

Less: Earnings attributable to the noncontrolling interest	0.1%	0.0%	0.1%

Net loss attributable to Motorola, Inc.	-4.3%	-51.2%	-2.6%

*	Percents may not add up due to rounding

Motorola, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	April 4,	December 31,	March 29,
	2009	2008	2008
Assets
Cash and cash equivalents	$3,265	$3,064	$2,693
Sigma Fund	2,587	3,690	3,890
Short-term investments	19	225	465
Accounts receivable, net	3,689	3,493	4,770
Inventories, net	2,071	2,659	2,941
Deferred income taxes	1,161	1,092	1,951
Other current assets	2,919	3,140	3,773

Total current assets	15,711	17,363	20,483

Property, plant and equipment, net	2,322	2,442	2,577
Sigma Fund	257	466	673
Investments	498	517	801
Deferred income taxes	2,445	2,428	2,679
Goodwill	2,822	2,837	4,517
Other assets	1,708	1,816	2,403

Total assets	$25,763	$27,869	$34,133

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$63	$92	$174
Accounts payable	2,265	3,188	3,660
Accrued liabilities	6,728	7,340	7,942

Total current liabilities	9,056	10,620	11,776

Long-term debt	3,878	4,092	4,074
Other liabilities	3,463	3,562	2,992

Total Motorola, Inc. stockholders’ equity	9,275	9,507	15,180

Noncontrolling interest	91	88	111

Total liabilities and stockholders’ equity	$25,763	$27,869	$34,133

Financial Ratios:
Total cash*	$6,128	$7,445	$7,721

*	Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	April 4, 2009	December 31, 2008	March 29, 2008
Operating
Net loss attributable to Motorola, Inc.	$(231)	$(3,657)	$(194)
Less: Earnings attributable to the noncontrolling interest	3	1	4

Net loss	(228)	(3,656)	(190)
Earnings from discontinued operations, net of tax	60	—	—

Loss from continuing operations	(288)	(3,656)	(190)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	190	207	204
Non-cash other charges (income)	(63)	1,920	(1)
Share-based compensation expense	76	60	78
Loss (gain) on sales of investments and businesses, net	20	(17)	(19)
Deferred income taxes, including change in valuation allowance	(197)	2,195	(278)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(204)	847	627
Inventories	582	(8)	(46)
Other current assets	217	660	(166)
Accounts payable and accrued liabilities	(1,355)	(1,107)	(636)
Other assets and liabilities	8	(900)	84

Net cash provided by (used for) operating activities	(1,014)	201	(343)

Investing
Acquisitions and investments, net	(15)	(102)	(140)
Proceeds from sales of investments and businesses, net	137	10	20
Distributions from investments	—	1	1
Capital expenditures	(71)	(117)	(111)
Proceeds from sales of property, plant and equipment	3	12	5
Proceeds from sales (purchases) of Sigma Fund investments, net	1,319	(269)	631
Proceeds from sales of short-term investments, net	206	511	147

Net cash provided by investing activities	1,579	46	553

Financing
Repayment of commercial paper and short-term borrowings, net	(31)	(13)	(54)
Repayment of debt	(129)	(111)	(114)
Issuance of common stock	56	59	6
Purchase of common stock	—	—	(138)
Payment of dividends	(114)	(113)	(114)
Proceeds from settlement of financial instruments	—	158	—
Distribution to discontinued operations	—	(64)	(4)
Other, net	—	7	3

Net cash used for financing activities	(218)	(77)	(415)

Effect of exchange rate changes on cash and cash equivalents	(146)	(80)	146

Net increase (decrease) in cash and cash equivalents	201	90	(59)
Cash and cash equivalents, beginning of period	3,064	2,974	2,752

Cash and cash equivalents, end of period	$3,265	$3,064	$2,693

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s Net sales and Operating earnings (loss) by reportable segment for the three months ended April 4, 2009 and March 29, 2008.

	Net Sales
	Three Months Ended	Three Months Ended	% Change from
	April 4, 2009	March 29, 2008	2008
Mobile Devices	$1,801	$3,299	-45%
Home and Networks Mobility	1,991	2,383	-16%
Enterprise Mobility Solutions	1,599	1,806	-11%

Segment Totals	5,391	7,488	-28%
Other and Eliminations	(20)	(40)	-50%

Company Totals	$5,371	$7,448	-28%

	Operating Earnings (Loss)
	Three Months Ended	Three Months Ended	% Change from
	April 4, 2009	March 29, 2008	2008
Mobile Devices	$(509)	$(418)	22%
Home and Networks Mobility	115	153	-25%
Enterprise Mobility Solutions	156	250	-38%

Segment Totals	(238)	(15)	***
Other and Eliminations	(211)	(254)	-17%

Company Totals	$(449)	$(269)	67%

*** Percentage change is not meaningful.